EXHIBIT 99.1

Repros Therapeutics Corporate Update

  Enrollment in 6 Month Open Label Study Near Completion
  FDA Meeting Request Submitted
  Joachim F. Wernicke, Ph.D, M.D., Named Chief Medical Officer
  Company to Present at BIO CEO in NYC February 11, 2013

THE WOODLANDS, Texas, Feb. 11, 2013 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today provided an update for both of its core clinical programs.

Androxal® Six Month Open Label Study (ZA-300)

As part of the FDA requirement for total number of subjects to be exposed for six months, the Company is conducting a 500 subject open label study. To date, the Company has enrolled 499 subjects and expects the study to be fully enrolled this week.

Androxal® Pivotal Studies (ZA-301 and ZA-302)

The Company has sent a "request for guidance" letter to the FDA. The key points were:

  The identification of a single high enrolling site with a population whose baseline characteristics appear different from the other sites;
  The Company has proposed enrolling an additional 40 subjects into each of the two pivotal studies to allow for subset analysis while retaining the power of the original protocols;
  The Company proposed moving two sites from the enrolling study ZA-302 to the closed for enrollment study ZA-301.

When the company receives guidance from FDA, it will update the financial community.

Proellex®-V

The Company has requested an end of Phase 2 meeting for its vaginal Proellex program for the treatment of uterine fibroids. The request was for a meeting before the end of April 2013.

Joachim F. Wernicke, Ph.D., M.D. named Chief Medical Officer

As part of the Company's endeavors to expand its clinical and regulatory capabilities, Repros has hired Dr. Wernicke as Chief Medical Officer ("CMO"), effective February 5, 2013. Dr. Wernicke joined Eli Lilly and Company ("Lilly") in 1984 and was involved with clinical development and regulatory matters related to Prozac and other central nervous system drugs until 1990. Between 1990 and 1995, he was the VP of Clinical and Regulatory Affairs for Cyberonics, Inc. Thereafter, between 1995 and 1999, he served as a consultant for various pharmaceutical, biotechnology, and medical device companies. In 1999, he rejoined Lilly and was involved in the development and approval of Strattera and Cymbalta. In 2004, he joined the Global Patient Safety group of Lilly and at various times was responsible for Cymbalta, Strattera, Zyprexa, Symbyax, and Effient. He retired from Lilly in 2012.

Presenting at BIO CEO & Investor Conference in NYC

Joseph Podolski, President and Chief Executive Officer of Repros, will be presenting at the 15th Annual BIO CEO & Investor Conference. Hosted by the Biotechnology Industry Organization (BIO), the 15th Annual BIO CEO & Investor Conference will take place February 11-12, 2013 at the Waldorf-Astoria in New York City. Repros will present on February 11, 2013 at 11:00 AM Eastern Time and the Company will have the slides available on its website, www.reprosrx.com, the morning of the presentation.

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

The Repros Therapeutics Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7738

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including the ability to raise additional needed capital on a timely basis in order for it to continue to fund development of its Androxal® and Proellex® programs, have success in the clinical development of its technologies, the reliability of interim results to predict final study outcomes, and such other risks which are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Repros Therapeutics Inc.
         Joseph Podolski (281) 719-3447
         President and Chief Executive Officer

         Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931